Exhibit 99

The Stock Exchange of Hong Kong Limited takes no responsibility for the contents of this announcement, makes no representation as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this announcement.



                                     [logo]
                            HOPEWELL HOLDINGS LIMITED
               (Incorporated in Hong Kong with limited liability)

                                     [logo]
                               SEI HOLDINGS, INC.
                (Incorporated in Delaware with limited liability)


                                     [logo]
                              CONSOLIDATED ELECTRIC
                               POWER ASIA LIMITED
                (Incorporated in Bermuda with limited liability)


                               JOINT ANNOUNCEMENT
   PROPOSALS TO BE IMPLEMENTED BY WAY OF A SCHEME OF ARRANGEMENT UNDER SECTION 99 OF THE COMPANIES ACT 1981 OF BERMUDA (AS AMENDED) WHICH, IF IMPLEMENTED,
  WILL RESULT IN CONSOLIDATED ELECTRIC POWER ASIA LIMITED BECOMING A SUBSIDIARY
                         OF SOUTHERN ENERGY-ASIA, INC.,
            AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF SEI HOLDINGS, INC.
                                       AND
    THE PAYMENT OF A SPECIAL DISTRIBUTION BY CONSOLIDATED ELECTRIC POWER ASIA
                         LIMITED TO ITS SHAREHOLDERS AND
                                       AND
  THE WITHDRAWAL BY CONSOLIDATED ELECTRIC POWER ASIA LIMITED OF THE LISTING OF
              ITS SHARES ON THE STOCK EXCHANGE OF HONG KONG LIMITED
                                       AND
                A MAJOR TRANSACTION FOR HOPEWELL HOLDINGS LIMITED


INTRODUCTION

         Further to the announcement made by the respective directors of Consolidated Electric Power Asia Limited ("CEPA") and Hopewell Holdings Limited ("Hopewell") on 8th October, 1996, the directors of CEPA, SEI Holdings, Inc. ("SEI") and Hopewell jointly announce today that on 9th October, 1996 an agreement was entered into between SEI, Southern Energy-Asia, Inc. ("Southern Energy"), CEPA and Hopewell (the "Scheme Agreement") whereby it was agreed that proposals (the "Proposals") be put to the holders ("CEPA Shareholders") of issued shares of HK$10 each of CEPA ("CEPA Shares"), which if implemented, would result, inter alia, in:--

         -- Southern Energy acquiring 80 per cent. of the issued share capital of CEPA;

         -- each CEPA Shareholder receiving, at his option for his entire holding of CEPA Shares, either:--

               (a) in consideration of the cancellation of each CEPA Share held by such CEPA Shareholder, HK$18.50 per CEPA Share in cash (the "Cash Option"), consisting of a payment of HK$15.00 by Southern Energy and, as to the remaining HK$3.50, of an amount paid as a special distribution (the "Special Distribution") on a pro rata basis to all CEPA Shareholders whose CEPA Shares are being cancelled pursuant to the Scheme (as defined below); or

               (b) for every five CEPA Shares held by such CEPA Shareholder, a combination of:

                     (i) in consideration of the cancellation of each of four CEPA Shares out of every five CEPA Shares, four units (each, a "Cash and Contingent Unit"), each comprising HK$16.50 per CEPA Share in cash (consisting of a payment of HK$13.00 by Southern Energy and HK$3.50 by way of the Special Distribution) plus HK$2.00 per CEPA Share (a "Contingent Entitlement") in the form of a Letter of Entitlement (as defined below); and

                     (ii) in consideration of the cancellation of the remaining one CEPA Share out of every five CEPA Shares, one unit (a "Cash and Share Unit"), consisting of one new share of HK$6.50 (a "New CEPA Share") in CEPA to be issued upon completion of the Scheme (as defined below) plus HK$3.50 by way of the Special Distribution;

                     ((b)(i) and (b)(ii) together, the "Combination Option");

         -- the listing of CEPA Shares on The Stock Exchange of Hong Kong Limited (the "Stock Exchange") being withdrawn.

         Pursuant to the Scheme Agreement, Hopewell has, subject to the approval of its shareholders, irrevocably undertaken to (a) vote in favour of the Proposals at the Court Meeting (as defined below) and at the Special General Meeting (as defined below) to be convened to approve the Proposals, (b) elect for the Combination Option and (c) apply for the maximum number of Excess New CEPA Shares (as defined below).

BACKGROUND TO AND REASONS FOR THE PROPOSALS

         The Southern Company ("Southern"), of which Southern Energy and SEI are wholly-owned subsidiaries, has extensive operations in the power generation, transmission and distribution sectors in the south-eastern United States and a number of other countries and, in the financial year ended on 31st December, 1995, recorded profit after tax of approximately US$1.1 billion (equivalent to approximately HK$8.6 billion).

         Southern's business includes the development, ownership and operation of power plants around the world. A substantial interest in CEPA offers SEI unique opportunities to enter the Asian market place and to produce long term earnings growth. The directors of SEI and CEPA believe that the two companies have complementary skills that will create a much stronger combined business. The directors of SEI believe SEI has a reputation as one of the best power plant operators in the world. The directors of SEI consider CEPA to be the leading developer of power plants in Asia.

         The directors of SEI and CEPA believe that the introduction of Southern Energy as the controlling shareholder of CEPA will further strengthen CEPA's competitive position in the independent power producer ("IPP") sector in Asia. The structure of the Proposals is intended to achieve several objectives which include:--

         (a) an opportunity for CEPA Shareholders to receive cash in respect of all of their CEPA Shares in an amount that represents a significant premium to the audited consolidated net asset value of CEPA as at 30th June, 1996 and the recent prices at which CEPA Shares were traded on the Stock Exchange;

         (b) for those CEPA Shareholders who wish to maintain an equity interest in CEPA, the opportunity to do so in respect of a minimum of 20 per cent. of their existing holding of CEPA Shares;

         (c) Hopewell's desire to remain as a significant shareholder of CEPA; and

         (d) to ensure that, if the Proposals are approved, Southern Energy acquires an 80 per cent. ownership of CEPA.

PROPOSALS

         The Proposals are intended to be implemented by way of a scheme of arrangement (the "Scheme") under section 99 of the Companies Act 1981 of Bermuda (as amended) between CEPA and CEPA Shareholders. It is proposed that, under the Scheme, CEPA Shares held by CEPA Shareholders at the close of business on the scheme record date (the "Scheme Record Date") (which is expected to be a date prior to the date on which the appropriate filing is made with the Registrar of Companies in Bermuda to make the sanctioning of the Scheme by the Supreme Court of Bermuda (the "Court") legally effective) will be cancelled and each such CEPA Shareholder will be entitled to receive, at his option for his entire holding of CEPA Shares, either the Cash Option or the Combination Option on the following basis:--

Cash Option

For each CEPA Share held...........................HK$18.50 in cash (including
                                                   HK$3.50 in cash representing
                                                   the payment under the
                                                   Special Distribution)

         CEPA Shareholders who elect the Cash Option will receive HK$18.50 per CEPA Share in cash, consisting of, as to HK$15.00 per CEPA Share, a cash payment by Southern Energy and, as to HK$3.50 per CEPA Share, by way of the Special Distribution.

         The total cash consideration of HK$18.50 per CEPA Share under the Cash Option represents a premium of approximately 14.91 per cent. over the closing price of CEPA Shares of HK$16.10 as quoted on the Stock Exchange on 7th October, 1996, being the last trading day for CEPA Shares prior to the suspension of trading of CEPA Shares on the Stock Exchange which commenced on 8th October, 1996 (the "Suspension Date"), a premium of approximately 19.74 per cent. over the closing price of CEPA Shares of HK$15.45 on 13th September, 1996, being the last business day before the announcement by Hopewell and CEPA of discussions which might lead to the disposal of part or all of Hopewell's interests in CEPA Shares, a premium of approximately 15.84 per cent. over approximately HK$15.97 per CEPA Share, being the average closing price of CEPA Shares as quoted on the Stock Exchange for the ten trading days immediately prior to the Suspension Date, and a premium of approximately 79.79 per cent. over the audited consolidated net tangible asset value per CEPA Share as at 30th June, 1996 of approximately HK$10.29. On the basis of the total consideration of HK$18.50 per CEPA Share under the Cash Option, the entire issued share capital of CEPA is valued at approximately HK$24,529 million.

Combination Option

For four out of every five CEPA Shares held........HK$16.50 in cash perCEPA
                                                   Share(including HK$3.50 in
                                                   cash representing the payment
                                                   under the Special
                                                   Distribution)and a Contingent
                                                   Entitlement of HK$2.00 per
                                                   CEPA Share in the form of
                                                   a Letter of Entitlement
                                                   (as defined below)

For one out of every five CEPA Shares held.........One new CEPA Share and
                                                   HK$3.50 in cash (representing
                                                   the payment under the Special
                                                   Distribution)

         All New CEPA Shares to be issued under the Scheme will carry the right to receive all dividends and distributions declared, paid or made after the effective date of the Scheme but excluding the proposed final dividend of HK$0.15 per CEPA Share for the financial year ended 30th June, 1996.

         Under the Combination Option, a CEPA Shareholder holding five CEPA Shares will therefore become entitled to receive in aggregate HK$69.50 in cash, a Contingent Entitlement totalling HK$8.00 in the form of a Letter of Entitlement (as defined below) and one New CEPA Share. The cash element of such consideration will be met, as to HK$52.00, by Southern Energy and, as to HK$17.50, by the Special Distribution.

         The Combination Option will not be available to CEPA Shareholders whose registered addresses, as shown on the register of members of CEPA at the close of business on the Scheme Record Date, are outside Hong Kong or who are U.S. persons. As such, only the Cash Option will be available to them. Also, pursuant to the new Bye-Laws of CEPA (summarised in the section headed "Bye-Laws of CEPA" below), each registered holder of New CEPA Shares must be the legal and beneficial owner of such shares.

         Under the Proposals, a CEPA Shareholder holding one board lot of 200 CEPA Shares will be entitled to the following consideration:--

                          Cash Option         or         Combination Option

Special Distribution           HK$700                                   HK$700
Cash                         HK$3,000                                 HK$2,080
Contingent Entitlement            N/A                                   HK$320
New CEPA Shares                   N/A                       40 New CEPA Shares
TOTAL                        HK$3,700                      HK$2,780 in cash, a
                                                        Contingent Entitlement
                                                              totalling HK$320
                                                        and 40 New CEPA Shares
Contingent Entitlement

         CEPA currently holds, through a wholly-owned subsidiary, 80 per cent. of the issued share capital of PT CEPA Indonesia. PT CEPA Indonesia is the project company that owns a 2 x 660 megawatt power plant in Tanjung Jati, Java, Indonesia (the "Tanjung Jati Plant") which is intended to be constructed on a build-operate-transfer basis. Construction is currently estimated to be completed in the year 2000. PT CEPA Indonesia had an aggregate paid up capital of HK$487.50 million as at 30th June, 1996. In September 1994, a power purchase agreement was signed with PT PLN (Persero), the Indonesian state owned electricity corporation, for the construction, operation and maintenance of the Tanjung Jati Plant. The co-operation period is for 30 years commencing from the contractual completion date of the Tanjung Jati Plant. Discussions are continuing with a view to finalising the outstanding contractual and financing arrangements.

         The Contingent Entitlement of HK$2.00 per Cash and Contingent Unit will be represented by letters of entitlement issued by Southern Energy (the "Letters of Entitlement"). Payment under the Letters of Entitlement is conditional on, and will be paid 21 days after Limited Recourse Debt (as defined below) in an amount at least equal to two-thirds of the expected total costs of the Tanjung Jati Plant, which total costs are currently estimated to be approximately US$1,800 million (equivalent to approximately HK$14,040 million), shall have been secured for the purposes of the Tanjung Jati Plant by PT CEPA Indonesia or one of its subsidiaries or holding companies, and all conditions to the making of advances under the relevant financing agreements shall have been satisfied or otherwise waived by the lenders. "Limited Recourse Debt" for the purposes of the Contingent Entitlement shall mean financing arrangements which are established upon terms which do not require CEPA, or its shareholders, or other members of CEPA, its subsidiaries and associated companies, other than PT CEPA Indonesia, to incur any material liability other than liabilities upon terms approved by CEPA.

         If the above condition is not satisfied by 30th June, 1998, the right to the payment of the Contingent Entitlement will lapse as will all of Southern Energy's obligations under the Letters of Entitlement. Hence, the Contingent Entitlement will cease to have any value. Each Letter of Entitlement represents a conditional contractual right to receive the relevant amount of Contingent Entitlement from Southern Energy and will be executed by Southern Energy under its corporate seal or on behalf of Southern Energy by a duly authorised signatory. The Letters of Entitlement and the rights thereunder will only be transferable in limited circumstances such as the death or bankruptcy of the holder.

         Although no assurances can be given that the above condition will be satisfied, the existing and the future board of directors of CEPA (as the case may be) will, before and after the Scheme has been implemented, use reasonable efforts to procure satisfaction of such condition before 30th June, 1998. Whether or not such condition is satisfied will depend upon the outcome of existing and future negotiations between CEPA and interested parties in relation to the Tanjung Jati Plant. In conducting such discussions the existing and the future board of directors of CEPA (as the case may be) will have regard to various factors including the anticipated financial returns from such project, in relation to which the obligations under the Letters of Entitlement will be a material consideration. The Letters of Entitlement will contain limited provisions for modification with the approval of 75 per cent.
in value of holders of the Letters of Entitlement.

Excess New CEPA Shares application option

         Under the Proposals, a maximum of 20 per cent. of CEPA's issued share capital immediately following the implementation of the Scheme will be available for allotment to all CEPA Shareholders who elect for the Combination Option. To the extent that one or more CEPA Shareholders elect for the Cash Option, the number of New CEPA Shares which would otherwise have been available to such CEPA Shareholders (the "Excess New CEPA Shares") will be available for application by CEPA Shareholders who elect for the Combination Option. Applications for Excess New CEPA Shares will not be available to CEPA Shareholders who elect for the Cash Option. If a CEPA Shareholder who elects for the Combination Option wishes to apply for such Excess New CEPA Shares, he may do so only in respect of his entire holding of CEPA Shares. Each CEPA Shareholder whose application for Excess New CEPA Shares is successful, whether in full or in part, will (a) for each Excess New CEPA Share issued to him effectively have exchanged one Cash and Contingent Unit for an extra Cash and Share Unit and (b) receive the remaining Cash and Contingent Units to which he was originally entitled.

         In the event the number of Excess New CEPA Shares is insufficient to satisfy applications for such shares, allocations of Excess New CEPA Shares will be made to CEPA Shareholders who elect for the Combination Option and apply for such Excess New CEPA Shares pro rata based on the respective number of Excess New CEPA Shares applied for by each CEPA Shareholder (rounded down to the nearest whole number).

Share option proposals

         To the extent that holders of options under CEPA's employee share option scheme exercise their share options and become CEPA Shareholders and remain so as at the close of business on the Scheme Record Date, they will be entitled to elect to receive either of the forms of consideration under the Scheme. Holders of share options who do not exercise their options in such manner will be entitled to receive a cash payment from Southern Energy equivalent to the value of the Cash Option less the exercise price of the share option.

CONDITIONS OF THE PROPOSALS

         The Proposals are conditional upon the Scheme becoming effective by not later than 14th February, 1997 or such later date as Southern Energy and CEPA may agree and the Court may allow.

The Scheme is conditional upon:--

         (a) the approval by a majority in number representing three-fourths in value of the holders of the CEPA Shares present and voting, either in person or by proxy, at the meeting of CEPA Shareholders to be convened by direction of the Court (the "Court Meeting");

         (b) the necessary special resolutions required to implement the Scheme, including a proposed reduction of share capital of CEPA being duly passed by a majority of three-fourths of the votes cast by holders of CEPA Shares present and voting, either in person or by proxy, at a special general meeting of CEPA (the "Special General Meeting") to be held immediately after the Court Meeting;

         (c) the reduction of capital procedure and all other matters relating to the payment of the Special Distribution provided for in the Companies Act 1981 of Bermuda (as amended) being complied with and completed;

         (d) the consent of the Bermuda Monetary Authority having been received for the issue of the New CEPA Shares;

         (e) the sanction (with or without modification) of the Scheme and a copy of the Order of the Court being delivered for registration to the Registrar of Companies in Bermuda;

         (f) shareholders of Hopewell (the "Hopewell Shareholders") approving, at the extraordinary general meeting convened for that purpose, the Proposals and the steps required on the part of Hopewell to permit implementation of the Proposals;

         (g) the obtaining of all consents, clearances, authorisations and approvals which are necessary for any member of the Group (as the term is defined in the Scheme Agreement, the "CEPA Group") to obtain for or in respect of the implementation of the Scheme and the resulting change of control of the CEPA Group to ensure that as a result thereof:--

                (i) no material amounts of money borrowed by, and no material indebtedness, actual or contingent, of any member of the CEPA Group are or become repayable or capable of being declared repayable immediately or earlier than the stated repayment date (and in respect of which no alternative arrangements are substituted on terms which are not materially less favourable);

                (ii) no member of the CEPA Group is prevented from borrowing material amounts of money or incurring material indebtedness generally or under any existing arrangements (and in respect of which no alternative arrangements are substituted on terms which are not materially less favourable); and

                (iii) no agreement, arrangement, licence, permit, franchise or other instrument which is material to any member of the CEPA Group is terminated;

                which individually or in aggregate has a material adverse effect on the current or future financial position of the CEPA Group taken as a whole;

         (h) Hopewell obtaining all consents, clearances, authorisations, approvals or waivers required from its banks to enable it to attend and vote at the Court Meeting and the Special General Meeting and/or to enable CEPA Shares to be cancelled pursuant to the Scheme;

         (i) no government or governmental, quasi-governmental, statutory or regulatory body or court or any other similar person having jurisdiction over SEI or any member of its group having taken, instituted or implemented any action or steps or enacted, made or proposed any statute, regulation or order or taken any other step that does or would upon taking effect either prohibit or prevent SEI and/or Southern Energy from participating in the Proposals and/or make the Proposals illegal, void or unenforceable;

         (j) no government or governmental, quasi-governmental, statutory or regulatory body or court or any other person or body having jurisdiction over, or the ability to materially adversely affect the business of, the CEPA Group, having taken, instituted or implemented any action, or steps or enacted or made or proposed any statute, regulation or order or otherwise taken any steps that does or would upon taking effect:--

                (i) prohibit or prevent the implementation of the Proposals or make the Proposals illegal, void or unenforceable;

                (ii) result in the condemnation, nationalisation, seizure or other expropriation of all or a material part of the property, assets or business of the CEPA Group which has a material adverse effect on the current or future financial position of the CEPA Group taken as a whole; and

                (iii) result in the CEPA Group having to stop, suspend or
                      interrupt the operation or development of all or a material part of the business of the CEPA Group, which has a material adverse effect on the current or future financial position of the CEPA Group taken as a whole;

         (k)    there not having occurred:--

                (i) any change in relevant political, economic or fiscal conditions or exchange controls;

                (ii) any act of God, war, riot, civil commotion, fire, flood, explosion or terrorism; or

                (iii) the imposition of economic sanctions by the United States;

                which individually or in aggregate has a material adverse effect on the current or future financial position of the CEPA Group taken as a whole;

         (l) CEPA having cash balances of no less than US$600 million (equivalent to approximately HK$4,640 million) immediately prior to the time the Scheme becomes effective. For this purpose, "cash" means cash in hand, deposits with banks and short-term cash investments being in each case readily available in cash to CEPA; and

         (m) all conditions precedent to financial closing under the credit agreements relating to CEPA's power project at Sual, the Philippines, shall have been satisfied, waived or modified in a manner satisfactory to the lenders, including, without limitation, any condition precedent involving the project site, transmission facilities or the execution of a supplemental energy conversion agreement governing an additional 200 megawatts of capacity.

         For the purposes of determining whether any event or circumstance which relates to the Tanjung Jati Plant has a material adverse effect on the current or future financial position of the CEPA Group taken as a whole, regard shall be made to the contingent nature of amounts payable pursuant to the Contingent Entitlement.

         SEI reserves the right to waive all or any of the conditions set out in paragraphs (g) to (m) above, in whole or in part, for the purposes of the Scheme. In addition, SEI has agreed with Hopewell that if Hopewell requests it to do so it will waive the condition set out in paragraph (h) subject to SEI being satisfied that the absence of the relevant consents, clearances, authorisations or waivers will not have a material adverse effect on the current or future financial position of the CEPA Group taken as a whole.

         Assuming that all of the conditions to the Proposals referred to above are fulfilled, it is expected that the Scheme will become effective on or before 31st January, 1997 and CEPA Shareholders will be notified by press announcement of the exact date on which the Scheme becomes effective. Application will be made to the Stock Exchange for the withdrawal of the listing of the CEPA Shares on the Stock Exchange, as the percentage of New CEPA Shares held by the public will be below the minimum requirement prescribed by the Rules Governing the Listing of Securities on the Stock Exchange (the "Listing Rules"). Therefore upon the Scheme becoming effective, the listing of CEPA Shares on the Stock Exchange will be withdrawn. It is not Southern Energy's intention to obtain a listing for New CEPA Shares on any other exchange or to procure that there is any independent facility open to shareholders to trade New
CEPA Shares, immediately following the implementation of the Scheme.

         If the Scheme has not become effective by 14th February, 1997 (or such later date as SEI and CEPA may agree and the Court may allow), the Proposals will lapse and CEPA Shareholders will be notified by press announcement as soon as practicable thereafter.

INFORMATION ON CEPA

         CEPA is engaged in the business of developing, constructing, owning and operating electric power generation facilities and has established itself as one of the leading IPP groups in the Asian region with an installed operating capacity of approximately 3,995 megawatts with a further 2,520 megawatts of capacity under construction. CEPA operates or is in the course of developing power generation facilities in four Asian countries comprising the Philippines, the People's Republic of China, Indonesia and Pakistan. CEPA has extensive experience and knowledge of Asian markets and has a demonstrable track record in winning and developing IPP projects.

         For the two financial years ended 30th June, 1996, the audited consolidated profits of CEPA before taxation, minority interests and extraordinary items; and after taxation but before minority interests and extraordinary items, were approximately HK$617 million and HK$596 million respectively for 1995 and approximately HK$682 million and HK$669 million respectively for 1996. The audited consolidated net profits of CEPA attributable to minority shareholders for 1995 and 1996 were each approximately HK$31 million. For the two financial years ended 30th June, 1996, there were no extraordinary items in relation to the earnings of CEPA. The audited consolidated net asset value of CEPA as at 30th June, 1996 was approximately HK$14,381 million.

CEPA after implementation of the Scheme

         In the event the Scheme is implemented, CEPA will become an 80 per cent. owned subsidiary of Southern Energy. Hopewell will become a minority shareholder in CEPA with an equity interest of between approximately 12.1 per cent. and 20.0 per cent. in CEPA's issued share capital depending on the extent to which CEPA Shareholders, other than Hopewell, elect for the Cash Option or the Combination Option and the extent to which Excess New CEPA Shares are applied for.

         CEPA will be an unlisted company with the characteristics of a private company, and any new issue or transfer of shares will be subject to the approval of the Bermuda Monetary Authority. In addition, depending on the number of holders of New CEPA Shares, the Securities and Futures Commission may determine that CEPA shall continue to be subject to the Hong Kong Codes on Takeovers and Mergers. As a result of the Special Distribution, CEPA's capital will be reduced by an aggregate amount of approximately HK$4,641 million. Based on CEPA's audited consolidated net assets as at 30th June, 1996 the implementation of the Scheme will reduce CEPA's audited consolidated net assets from approximately HK$14,381 million to approximately HK$9,740 million.

         The business of the CEPA Group after implementation of the Scheme will not be materially different from its current business. Upon implementation of the Scheme, Hopewell and its affiliates (as defined in the Scheme Agreement) will be subject to non-competition undertakings which will prohibit them (with very limited exceptions, including through Hopewell's interests in CEPA) from directly or indirectly participating in any capacity in any power project anywhere in the world or in the generation, distribution or transmission of electricity in Asia. SEI will also undertake to Hopewell and CEPA to carry on its power projects and generation, distribution or transmission of electricity in Asia including (subject to obtaining all necessary consents for the transfer of SEI's interests to the CEPA Group) SEI's existing projects through CEPA.

         In the event the Scheme is implemented, Mr. Gordon Wu and Mr. Stewart Elliott have agreed to remain as executive chairman, and chief executive officer and managing director respectively of CEPA. As at the date of this announcement both CEPA and Southern Energy have not reached a decision as to the engagement of the remaining members of the board of directors of CEPA.

Bye-Laws of CEPA

         In the event the Scheme is implemented, the existing Bye-Laws of CEPA will be amended and post-amendment will be in a form usual for unlisted companies in Bermuda but will include the following features in order to provide protection for minority shareholders of CEPA:--

         (a) The shareholders will have pre-emption rights in respect of any transfer of shares except in the case where the transfer is to an entity wholly-owned by the transferor, or in the case where a shareholder offers its shares in connection with obtaining a listing of CEPA's shares on the Stock Exchange or on such other exchange as may be determined by unanimous resolution of the board of directors of CEPA (a "Listing").

         (b) If the majority shareholder (initially Southern Energy) sells 35 per cent. or more of the issued shares of CEPA to a third party, the other shareholders will each have the right to require the majority shareholder to procure the third party to buy their shares on the same terms. This would not apply if the majority shareholder offers its shares in connection with a Listing.

         (c) The shareholders will have pre-emption rights in relation to any new issue of shares.

         (d) At any time after three years from the date the new Bye-Laws are adopted, if shareholders who in aggregate hold not less than 10 per cent. of the issued shares wish to sell their shares, the majority shareholder will be obliged either to buy the shares or assist these shareholders in the implementation of a Listing.

         (e) The majority shareholder will have the right to appoint such number of directors as it wishes. Each shareholder (other than the majority shareholder) holding at least five per cent. of the issued shares can nominate a person to be a director of CEPA and if more than one person is nominated, one such person will be elected as a director by simple majority vote on a poll of the shareholders (other than the majority shareholder). In the event such voting procedure does not result in the election of a person nominated by a shareholder (other than the majority shareholder) holding
                10 per cent. or more of the issued shares, such shareholder will have the right to appoint a further person to be a director of CEPA. Therefore, initially, there will, in all likelihood, be a minimum of one and a maximum of two directors on the board of directors of CEPA appointed by shareholders other than Southern Energy.

         (f)    The following will require unanimous board approval:--

                (i) CEPA engages in or carries on any business which is not part of the power business;

                (ii) CEPA purchases, cancels or converts any of its share capital, or reduces any of its share capital, share premium account or reserves, or in any way alters the rights attaching to any class of shares;

                (iii) CEPA issues or allots any securities convertible into or carrying a right of subscription in respect of shares or any share warrants or issues or grants any options or other rights over or in respect of any share or which may require the issue of shares in the future (except in the case where such action is required to meet specific funding requirements of CEPA);

                (iv) CEPA issues any debenture or other debt securities which carry or in certain circumstances carry voting rights in CEPA (except in the case where such action is required to meet specific funding requirements of CEPA);

                (v) any sale, transfer, lease, assignment or other disposition of (A) any undertaking, property and/or assets of CEPA or any of its subsidiaries, the value of which is in excess of 25 per cent. of the consolidated net asset value of CEPA and its subsidiaries as shown in CEPA's last audited accounts published prior to the transaction; or (B) all or a substantial part of CEPA's interests in any power project, or in respect of either (A) or (B), any contract so to do;

                (vi) any connected party transaction (as defined in Rule 14.23(1) of the Listing Rules) and applied as if CEPA were a listed issuer on the Stock Exchange; and

                (vii) any equity fund raising other than to meet specific
                      funding requirements of CEPA.

         (g) Any amendment to CEPA's Memorandum of Association or Bye-Laws or any reduction or reorganisation of CEPA's share capital or business proposed by any scheme of arrangement will require a special resolution adopted by not less than 90 per cent. of the votes cast by shareholders present and voting, either in person or by proxy, in a general meeting.

INFORMATION ON SOUTHERN

         SEI is a direct wholly-owned subsidiary of Southern. Southern is the largest producer of electricity in the United States, generating more than 146.5 billion kilowatt - hours at its United States facilities in 1995. Its operating affiliates supply energy to a 122,000 square mile United States service territory spanning most of Georgia, Alabama, Southeastern Mississippi, and the panhandle region of Florida, an area with a population of approximately 11 million. It operates more than 36,000 megawatts of electrical generating capacity in the United States and an additional 2,400 megawatts abroad. Through its various subsidiaries, Southern also supplies electricity to customers in a number of other states in the United States and in Argentina, England, Chile, the Bahamas and Trinidad and Tobago.

         Southern reported 1995 revenues of US$9.18 billion (equivalent to approximately HK$71.18 billion) and net income of US$1.1 billion (equivalent to approximately HK$8.6 billion), and total assets of more than US$30.0 billion (equivalent to approximately HK$234 billion). Its shares are traded on the New York Stock Exchange and it is one of the most widely held corporate stocks in the United States. Southern employs approximately 26,500 people in the United States, and approximately 31,900 people world-wide.

         Southern operates other businesses through its wholly-owned subsidiaries, Southern Communications Services, Inc., which provides digital wireless communication services to Southern's operating affiliates and markets these services to the public within the Southeast United States; Southern Nuclear Operating Company, Inc., which provides services to Southern's nuclear plants; and the Southern Development and Investment Group, Inc., which explores, develops and markets energy management services and other business lines relating to Southern's core business of generating and distributing energy.

         Southern continues to consider new business opportunities, particularly those which allow use of the expertise and resources developed through its regulated utility experience. These endeavours began in 1981 and are conducted through SEI and other subsidiaries. SEI's primary business focus is international and domestic cogeneration, the independent power market, and the privatisation and development of generation, transmission and distribution facilities in the international market. During 1995, Southern also entered the business of power marketing through Southern Energy Marketing, Inc..

         In September 1995, SEI acquired South Western Electricity Plc. ("SWEB"), one of the United Kingdom's 12 regional electricity distribution companies, for approximately US$1.8 billion (equivalent to approximately HK$14.0 billion). SWEB's main business is the distribution of electricity to customers in the Southwest of England. Based in Bristol, SWEB serves approximately 1.3 million customers in an area with almost two million residents. SWEB is also a supplier of electricity to franchised customers in its authorised area and to customers in the competitive second tier market.

         As at the date of this announcement (save for Morgan Stanley & Co. Incorporated or its affiliates (together "Morgan Stanley"), the financial adviser to SEI, who are deemed to be parties acting in concert with SEI under the Code) neither SEI nor any person acting in concert with SEI was interested in, directly or beneficially, any CEPA Shares. SEI is an independent third party not acting in concert with the directors, chief executives, substantial shareholders of CEPA or Hopewell and/or any of the subsidiaries of CEPA or Hopewell and/or any of their respective associates.

         Neither SEI nor any person acting in concert with it (save for Morgan Stanley) has dealt, directly or indirectly, in any securities of CEPA during the period commencing six months prior to the date of this announcement. Details of the relevant holdings and dealings in the securities of CEPA under the Codes will be disclosed in the scheme circular.

INFORMATION ON HOPEWELL

         Hopewell is engaged in the business of transportation infrastructure and property development and investment, civil and building construction, project investment and management, and power stations operations through CEPA.

         As at the date of this announcement, Hopewell, the controlling shareholder of CEPA, beneficially owned, through a number of wholly-owned subsidiaries, 800 million CEPA Shares, representing approximately 60.34 per cent. of the entire issued share capital of CEPA. Based on the Cash Option, Hopewell's interests in CEPA is valued at approximately HK$ 14,800 million. The consolidated net asset value of CEPA attributable to Hopewell, based on the audited consolidated net assets of Hopewell as at 30th June, 1996, was approximately HK$8,230 million. The consolidated profits before and after taxation, extraordinary items and minority interests attributable to Hopewell through its interests in CEPA were approximately HK$310 million and HK$284 million respectively for the financial year ended 30th June, 1995 and approximately HK$396 million and HK$370 million respectively for the financial year ended 30th June, 1996. Under the Scheme Agreement, Hopewell has irrevocably undertaken (subject to the approval of Hopewell Shareholders) to (a) exercise the voting rights attaching to the CEPA Shares held by Hopewell to vote in favour of the Scheme at the Court Meeting and at the Special General Meeting,
(b) elect for the Combination Option and (c) apply for the maximum number of Excess New CEPA Shares. As a result, if the Scheme is implemented, Hopewell will hold not less than approximately 12.0 per cent. and not more than approximately
20.0 per cent. of CEPA's issued share capital depending on the extent to which other CEPA Shareholders elect for the Combination Option and make applications for Excess New CEPA Shares.

Effect of the Proposals on Hopewell

         In the event the Scheme is implemented, and assuming that its application for Excess New CEPA Shares is wholly unsuccessful, the aggregate consideration receivable by Hopewell pursuant to the Combination Option in respect of its holding of 800 million CEPA Shares will be approximately HK$11,120 million in cash (comprising HK$8,320 million as a cash payment by Southern Energy, HK$2,800 million by way of the Special Distribution), HK$1,280 million as a Contingent Entitlement and 160 million New CEPA Shares representing approximately 12.1 per cent. of the issued share capital of CEPA. Should Hopewell's application for Excess New CEPA Shares be wholly successful, the consideration receivable by it would be approximately HK$9,753 million in cash (comprising approximately HK$6,953 million as a cash payment by Southern Energy and HK$2,800 million by way of the Special Distribution), HK$1,070 million as a Contingent Entitlement and approximately 265.17 million New CEPA Shares representing approximately 20.0 per cent. of the issued share capital of CEPA.

         It is the current intention of the directors of Hopewell to maintain Hopewell's holding of New CEPA Shares as a long term strategic investment. The cash consideration receivable by Hopewell pursuant to the Scheme of between HK$9,753 million and HK$11,120 million (excluding the Contingent Entitlement) will be applied by Hopewell in the reduction of its borrowings and for general working capital and investment purposes. Based on the audited consolidated financial statements of Hopewell as at 30th June, 1996, if the Proposals are implemented, Hopewell's pro forma gearing will be reduced from approximately
92.35 per cent. to between approximately 23.22 per cent. and 28.93 per cent. depending on the extent Hopewell is successful in respect of its application for Excess New CEPA Shares, (excluding the value attributable to the Contingent Entitlement). Hopewell's pro forma net tangible assets per share will increase from HK$5.35 per share to between approximately HK$6.1 and HK$6.2 per share (excluding the value attributable to the Contingent Entitlement), depending on the extent Hopewell is successful in respect of its application for Excess New CEPA Shares.

         The board of directors of Hopewell intends to continue the development of Hopewell's business of infrastructure project investment and development, property investment and development and hotel operation, in the high growth regions of South East Asia. Hopewell has a number of major projects under planning and construction which include the Guangzhou East-South-West Ring Road in the People's Republic of China, the Bangkok Elevated Road and Train System in Thailand, the proposed South Luzon Expressway in the Philippines and the Mega Tower Hotel development in Hong Kong. In the longer term, Hopewell intends to develop related property projects along and adjacent to its transportation infrastructure projects. The implementation of the Proposals will allow Hopewell to strengthen its capital base through a reduction of borrowings and therefore enhance its financial position and provide it with more flexibility to pursue other investments. At the same time, the Proposals will also allow Hopewell to continue to participate in the development of the power sector in Asia through its retained interests in CEPA as a minority shareholder.

         The Proposals, if implemented, will be deemed a realisation of assets and will constitute a major transaction for Hopewell under the Listing Rules and will be subject to obtaining the approval of Hopewell Shareholders at an extraordinary general meeting.

PRELIMINARY ANNOUNCEMENTS OF RESULTS OF CEPA AND HOPEWELL FOR THE FINANCIAL YEAR ENDED 30TH JUNE, 1996

         Your attention is drawn to the preliminary announcements made today by the respective boards of directors of CEPA and Hopewell of the results of CEPA and Hopewell respectively for the financial year ended 30th June, 1996.

GENERAL MATTERS RELATING TO THE PROPOSALS

         Peregrine Capital Limited has been appointed to advise CEPA and Hopewell in respect of the Proposals and Morgan Stanley has been appointed to advise SEI in respect of the Proposals. Morgan Stanley is satisfied that sufficient financial resources are available to Southern Energy for the implementation of the Proposals.

         An independent board committee (the "Independent Board Committee") will be appointed by the board of directors of CEPA to advise CEPA Shareholders in connection with the Proposals. An independent financial adviser (the "Independent Adviser") will also be appointed to advise the Independent Board Committee in connection with the Proposals.

         Hopewell and CEPA understand that the respective directors of Hopewell and/or CEPA who hold shares in Hopewell and/or CEPA intend to vote in favour of the Proposals at the relevant Hopewell meeting and at the relevant CEPA meetings to be convened to approve the Proposals.

         The trading of the securities of Hopewell and CEPA on the Stock Exchange was suspended between 8th October, 1996 and 10th October, 1996. Hopewell and CEPA have made applications to the Stock Exchange for the resumption of trading of the shares of Hopewell and of CEPA on the Stock Exchange as of 10:00 a.m. on 11th October, 1996. CEPA Shareholders, Hopewell Shareholders and potential investors should be aware that the Proposals are subject to certain conditions being fulfilled as referred to above and as such may not become unconditional. Accordingly, CEPA Shareholders, Hopewell Shareholders and potential investors are advised to exercise caution when dealing in CEPA Shares and/or Hopewell Shares.

         A document containing further details of the Proposals, the advice of the Independent Adviser and incorporating notices of the relevant meetings will be despatched to CEPA Shareholders as soon as practicable.

         A circular containing further details of the Proposals and the notice convening an extraordinary general meeting of Hopewell Shareholders in connection with the Proposals will be despatched to Hopewell Shareholders as soon as practicable.

                              By Order of the Board
                            HOPEWELL HOLDINGS LIMITED
                                Peter Yip Wah LEE
                                Company Secretary

                              By Order of the Board
                    CONSOLIDATED ELECTRIC POWER ASIA LIMITED
                                Peter Yip Wah LEE
                                Company Secretary

                              By Order of the Board
                               SEI HOLDINGS, INC.
                                 Thomas G. BOREN
                                President and CEO

Hong Kong, 10th October, 1996

The directors of CEPA and Hopewell jointly and severally accept full responsibility for the accuracy of the information relating to CEPA and Hopewell respectively contained in this announcement and confirm, having made all reasonable inquiries, that to the best of their knowledge, their opinions expressed in this announcement have been arrived at after due and careful consideration and there are no other facts not contained in this announcement, the omission of which would make any statement in this announcement misleading.

The directors of SEI jointly and severally accept full responsibility for the accuracy of the information relating to Southern, SEI and Southern Energy and their intentions with regard to the CEPA Group as contained in this announcement and confirm, having made all reasonable inquiries, that to the best of their knowledge, their opinions expressed in this announcement have been arrived at after due and careful consideration and there are no other facts not contained in this announcement, the omission of which would make any statement in this announcement misleading.